Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

TECHNICAL OLYMPIC USA, INC.1
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0460831 (I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500 N Hollywood, Florida (Address of principal executive offices)	33021 (zip code)

8 1/4% Senior Notes due 2011
(Title of the indenture securities)

1 See Table 1 — List of additional obligors

Table 1

	Guarantor	State of Organization	Federal EIN
1.	Engle Homes Delaware, Inc.	Delaware	51-0394120
2.	Engle Homes Residential Construction, L.L.C.	Arizona	32-0067156
3.	Engle/James, LLC	Colorado	84-1442544
4.	McKay Landing LLC	Colorado	84-1488307
5.	Newmark Homes Business Trust	Delaware	76-6166146
6.	Newmark Homes, L.L.C.	Delaware	51-0461118
7.	Newmark Homes, L.P.	Texas	76-0515833
8.	Newmark Homes Purchasing, L.P.	Texas	76-0660771
9.	Preferred Builders Realty, Inc.	Florida	59-2552841
10.	Silverlake Interests, L.C.	Texas	74-2900725
11.	TOI, LLC	Delaware	27-0069855
12.	TOUSA, LLC	Delaware	20-2011139
13.	TOUSA Associates Services Company	Delaware	37-1448116
14.	TOUSA Delaware, Inc.	Delaware	20-0326629
15.	TOUSA Funding, LLC	Nevada	20-4100925
16.	TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.)	Florida	59-2214791
17.	TOUSA Homes Investment #1, Inc.	Delaware	20-2342780
18.	TOUSA Homes Investment #2, Inc.	Delaware	20-2342930
19.	TOUSA Homes Investment #1, L.P.	Delaware	20-2342872
20.	TOUSA Homes Investment #2, LLC	Delaware	20-2343034
21.	TOUSA Homes, L.P.	Delaware	20-2011230
22.	TOUSA Investment #1, LLC	Delaware	20-2342545
23.	TOUSA Investment #2, Inc.	Delaware	20-2342846
24.	TOUSA Investment #2, LLC	Delaware	20-2342590
25.	TOUSA Investment #3, LLC	Delaware	20-2342622
26.	TOUSA Investment #4, LLC	Delaware	20-2342689
27.	TOUSA Investment #5, LLC	Delaware	20-2342722
28.	TOUSA Mid-Atlantic Investment, LLC	Delaware	20-2342899
29.	TOUSA Realty, Inc.	Delaware	20-2342780
30.	TOUSA Ventures, LLC	Florida	14-1876949
31.	TOUSA/West Holdings, Inc.	Delaware	20-4450414

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Treasury Department
Washington, D.C.
Federal Deposit Insurance Corporation
Washington, D.C.
Federal Reserve Bank of San Francisco
San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 24th day of April 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6
April 24, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,347
Interest-bearing balances		1,496
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,327
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,394
Securities purchased under agreements to resell		950
Loans and lease financing receivables:
Loans and leases held for sale		37,316
Loans and leases, net of unearned income	255,460
LESS: Allowance for loan and lease losses	2,122
Loans and leases, net of unearned income and allowance		253,338
Trading Assets		6,375
Premises and fixed assets (including capitalized leases)		3,846
Other real estate owned		173
Investments in unconsolidated subsidiaries and associated companies		377
Customers’ liability to this bank on acceptances outstanding		70
Intangible assets
Goodwill		8,735
Other intangible assets		13,074
Other assets		22,440

Total assets		$403,258

LIABILITIES
Deposits:
In domestic offices		$295,315
Noninterest-bearing	82,045
Interest-bearing	213,270
In foreign offices, Edge and Agreement subsidiaries, and IBFs		24,081
Noninterest-bearing	5
Interest-bearing	24,076
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,959
Securities sold under agreements to repurchase		4,684

Dollar Amounts
In Millions
Trading liabilities	5,276
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	5,267
Bank’s liability on acceptances executed and outstanding	70
Subordinated notes and debentures	7,830
Other liabilities	11,951

Total liabilities	$367,433

Minority interest in consolidated subsidiaries	54

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,671
Retained earnings	10,249
Accumulated other comprehensive income	331
Other equity capital components	0

Total equity capital	35,771

Total liabilities, minority interest, and equity capital	$403,258

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowlege and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Munio John Stumpf Avid Modjtabai	Directors